SUPERSTOCK, INC. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                        YEARS ENDED MAY 31, 2003 AND 2002

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                        YEARS ENDED MAY 31, 2003 AND 2002

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                           NO.
                                                                          -----
AUDITORS' REPORT........................................................... 1

FINANCIAL STATEMENTS

   Consolidated Balance Sheets............................................. 2

   Consolidated Statements of Operations and Comprehensive Loss............ 3

   Consolidated Statements of Changes in Stockholders' Equity.............. 4

   Consolidated Statements of Cash Flows................................... 5


NOTES TO FINANCIAL STATEMENTS.............................................. 6-17

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
SUPERSTOCK, INC. AND SUBSIDIARIES


We have audited the accompanying consolidated balance sheets of SuperStock, Inc. (a Florida corporation) and Subsidiaries as of May 31, 2003, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of SuperStock, Inc. and Subsidiaries for the year ended May 31, 2002, were audited by other accountants, whose report dated August 9, 2002, did not identify any material modifications that should be made to those financial statements in order for them to be in conformity with U.S. generally accepted accounting principles. We did not audit the May 31, 2003 financial statements of SuperStock Canada, Inc., SuperStock, Ltd., SuperStock, S.L., SuperStock Italy, S.R.L., SuperStock, S.A.R.L., SuperStock Bildagentur GMBH and SuperStock Polska Sp. z.o.o., subsidiaries, which statements reflect total assets of $940,590 for the year then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion insofar as it relates to the amounts included for SuperStock Canada, Inc., SuperStock, Ltd., SuperStock S.L., SuperStock (HK) Ltd., SuperStock Italy, S.R.L., SuperStock, S.A.R.L., SuperStock Bildagentur GMBH and SuperStock Polska Sp. z.o.o. subsidiaries, as of May 31, 2003, and for the year ended is based solely on the reports of the other auditors.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financials statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SuperStock, Inc. and Subsidiaries as of May 31, 2003, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                             /s/   Howard & Company, CPAs, P.A
Jacksonville, Florida
August 1, 2003


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                            May 31,
                                                                          --------------------------------------------
                                                                                 2003                    2002
                                                                          --------------------    --------------------
CURRENT ASSETS
     Cash                                                                        $  1,511,751             $   657,758
     Accounts receivable, less allowance for doubtful
        accounts of $50,000 in 2003 and 2002                                        1,538,664               2,791,103
     Advances to stockholders and others                                                7,667                   5,274
     Unbilled catalog production costs                                                124,244                  41,250
     Prepaid expenses and other current assets                                        108,696                 156,958
     Deferred tax asset                                                               247,120                  31,340
     Refundable income taxes                                                           27,258                 373,588
                                                                          --------------------    --------------------
                                                                                    3,565,400               4,057,271
                                                                          --------------------    --------------------

PROPERTY, PHOTOGRAPHS AND EQUIPMENT, net                                             7,198,701               8,545,860
                                                                          --------------------    --------------------

OTHER ASSETS
     Note receivable                                                                   76,535                  78,947
     Goodwill, less accumulated amortization
        of $205,240 in 2003 and $205,240 in 2002                                      330,977                 330,977
     Other intangible assets, less accumulated amortization
        of $207,039 in 2003 and $539,596 in 2002                                       53,887                  50,426
     Deposits and other                                                               221,704                 268,117
     Noncurrent deferred tax asset                                                     80,151                 927,182
     Deferred tax asset valuation allowance                                           (80,151)               (927,182)
                                                                          --------------------    --------------------

                                                                                      683,103                 728,467
                                                                          --------------------    --------------------

                                                                                 $ 11,447,204            $ 13,331,598
                                                                          ====================    ====================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                         May 31,
                                                                                 -------------------------
                                                                                   2003           2002
                                                                                 -----------   -----------
CURRENT LIABILITIES

     Note payable - Bank credit line                                             $ 1,700,000   $ 1,700,000
     Current portion of long-term debt                                               323,066       489,134
     Accounts payable and accrued expenses                                         1,245,798     1,441,434
     Withholding taxes payable                                                        38,249        48,983
     Royalties payable to photographers                                            1,215,897     1,224,361
                                                                                 -----------   -----------
                                                                                   4,523,010     4,903,912

DEFERRED TAX LIABILITY
                                                                                     226,052       364,928

LONG-TERM DEBT - Less current portion                                              4,515,158     4,828,523
                                                                                 -----------   -----------
                                                                                   9,264,220    10,097,363
                                                                                 -----------   -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Common stock, Class A - Voting $0.10 par value; 10,000 shares authorized,
        2,000 shares issued and outstanding
                                                                                         200           200
     Common Stock, Class B - Nonvoting $0.10 par value; 100,000 shares authorized, 63,656 issued and outstanding
                                                                                       6,366         6,366
     Additional paid-in capital
                                                                                      36,538        36,538
     Retained earnings                                                             1,864,200     3,017,101
     Accumulated other comprehensive income
                                                                                     275,680       174,030
                                                                                 -----------   -----------
                                                                                   2,182,984     3,234,235
                                                                                 -----------   -----------

                                                                                 $11,447,204   $13,331,598
                                                                                 ===========   ===========

See independent auditors' report and notes to financial statements


                        SUPERSTOCK, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                      Years Ended May 31,
                                                ----------------------------
                                                    2003            2002
                                                ------------    ------------

REVENUES
     Stock photography                          $  9,751,581    $ 11,168,236
     Catalog sales                                    32,244         115,931
                                                ------------    ------------
                                                   9,783,825      11,284,167
                                                ------------    ------------
DIRECT COSTS
     Royalties                                     2,427,200       2,390,538
     Catalog costs                                    78,826         171,287
                                                ------------    ------------
                                                   2,506,026       2,561,825
                                                ------------    ------------

GROSS PROFIT                                       7,277,799       8,722,342

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES       7,682,572       9,736,436
                                                ------------    ------------

OPERATING LOSS                                      (404,773)     (1,014,094)
                                                ------------    ------------

OTHER (EXPENSE) INCOME
     Interest expense                               (711,399)       (579,299)
     Legal settlements                               220,000              --
     Equity loss of subsidiary sold                  (15,372)        (45,466)
     (Loss) gain on investments                       (4,875)          5,000
     Other, net                                     (331,258)          1,689
                                                ------------    ------------

                                                    (842,904)       (618,076)
                                                ------------    ------------

LOSS BEFORE BENEFIT FOR INCOME TAXES              (1,247,677)     (1,632,170)

BENEFIT FOR INCOME TAXES                              94,776         289,630
                                                ------------    ------------

NET LOSS                                          (1,152,901)     (1,342,540)
                                                ------------    ------------

OTHER COMPREHENSIVE INCOME
     Foreign currency translation adjustments        101,650         273,456
                                                ------------    ------------

                                                     101,650         273,456
                                                ------------    ------------

COMPREHENSIVE LOSS                              $ (1,051,251)   $ (1,069,084)
                                                ============    ============

See independent auditors' report and notes to financial statements


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CHANGES
                             IN STOCKHOLDERS' EQUITY

                        YEARS ENDED MAY 31, 2003 AND 2002

                                   Common         Common                                  Accumulated
                                   Stock -        Stock -     Additional                  Other
                                   Class A        Class B     Paid-in       Retained      Comprehensive
                                   Voting         Voting      Capital       Earnings      (Loss) Income    Total
                                 -----------   -----------   -----------   -----------    -----------    -----------
CONSOLIDATED
 BALANCES MAY 31, 2001           $       200   $     6,366   $    36,538   $ 4,359,641    $   (99,426)   $ 4,303,319

Comprehensive Income (Loss):

     Foreign Currency

        translation adjustment            --            --            --            --        273,456        273,456


     Net loss                             --            --            --    (1,342,540)            --     (1,342,540)
                                 -----------   -----------   -----------   -----------    -----------    -----------

CONSOLIDATED
BALANCES
                                                                                            3,017,101      3,234,235
MAY 31, 2002                             200         6,366        36,538       174,030

Comprehensive Income (Loss):

     Foreign Currency

        translation adjustment            --            --            --            --        101,650        101,650


     Net loss                             --            --            --    (1,152,901)            --     (1,152,901)
                                 -----------   -----------   -----------   -----------    -----------    -----------

CONSOLIDATED
BALANCES
MAY 31, 2003                     $       200   $     6,366   $    36,538   $ 1,864,200    $   275,680    $ 2,182,984
                                 ===========   ===========   ===========   ===========    ===========    ===========


See independent auditors' report and notes to financial statements



                        SUPERSTOCK, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Years Ended May 31,
                                                                     --------------------------
                                                                        2003           2002
                                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES

     Comprehensive loss                                              $(1,051,251)   $(1,069,084)
     Adjustments to reconcile comprehensive loss to
        net cash provided by operating activities:

           Depreciation                                                1,345,173      1,454,418

           Amortization of goodwill and other intangibles                 30,984         90,442
           Loss on disposals of property,
            photographs and equipment                                     51,107         74,502

           Gain on sale of subsidiary                                         --         (5,000)
           Deferred income tax benefit                                  (138,876)       (66,011)
     Changes in assets and liabilities:

        Decrease (increase) in accounts receivable                     1,252,439        (44,188)

        (Increase) decrease in advances to stockholders and others        (1,952)         6,882

        Increase in unbilled catalog production costs                    (82,994)       (41,250)
        Decrease in prepaid expenses, other current
            assets and refundable income taxes                           183,371          5,833

        (Decrease) increase in accounts payable, accrued expenses,
            and royalties payable to photographers                       172,604       (204,101)

        Decrease in withholding taxes payable                            (10,734)       (18,619)
                                                                     -----------    -----------

           Net cash provided by operating activities                   1,373,166        560,529
                                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES

     Decrease (increase) in deposits                                      41,413        (88,809)

     Decrease (increase) in notes receivable                               2,412        (78,950)

     Increase in other intangible assets                                 (34,445)            --
     Proceeds from sales of property, photographs
        and equipment                                                      9,000          6,792

     Proceeds from sale of subsidiary                                          1          5,000

     Purchases of property, photographs and equipment                    (58,121)      (132,441)
                                                                     -----------    -----------

           Net cash used in investing activities                         (39,740)      (288,408)
                                                                     -----------    -----------

        See independent auditors' report and notes to financial statements


                                                         Years Ended May 31,
                                                    --------------------------
                                                       2003            2002
                                                    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES

     Decrease in bank credit line                   $        --    $  (200,000)
     Principal payments of long-term debt              (479,433)      (497,072)
                                                    -----------    -----------
           Net cash used in financing activities       (479,433)      (697,072)
                                                    -----------    -----------


                                                                      (424,951)
NET INCREASE (DECREASE) IN CASH                         853,993

                                                                     1,082,709
CASH - BEGINNING OF YEAR                                657,758
                                                    -----------    -----------

CASH - END OF YEAR                                  $ 1,511,751    $   657,758
                                                    ===========    ===========


SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION

     Cash paid during the year for interest expense $   563,032    $   578,637
                                                    ===========    ===========

     Cash paid during the year for income taxes     $     1,219    $       850
                                                    ===========    ===========

See independent auditors' report and notes to financial statements

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BUSINESS

      SuperStock, Inc. and subsidiaries ("The Company") produces and acquires stock photography for worldwide distribution to advertisers and publishers through license and sublicense agreements.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of SuperStock, Inc. ("SSI"), and its subsidiaries, collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated. SSI's wholly-owned subsidiaries consist of the following:

                                               Percentage Ownership
                                                ------------------
                                                May 31,     May 31,
 Subsidiary                    Country           2003       2002
 ---------------------------   -------------     ----       ----
 SuperStock Canada, Inc.       Canada            100%       100%
 SuperStock, Ltd.              UnitedKingdom     100%       100%
 SuperStock, S.L.              Spain             100%       100%
 SuperStock (HK) Ltd.          Hong Kong           -        100%
 SuperStock Italy, S.R.L.      Italy             100%       100%
 SuperStock, S.A.R.L.          France            100%       100%
 SuperStock Bildagentur GMBH   Germany             -        100%
 SuperStock Polska Sp. z.o.o.  Poland              -        100%

      REVENUE RECOGNITION

      Licensing revenues are recognized when the Company is notified by its clients of the intended use of the reproduction or as of the date the Company's licensees invoice their client. Revenues from catalog sales are recognized when the product is shipped.

      PROPERTY, PHOTOGRAPHS AND EQUIPMENT

      Property, photographs and equipment, which include photographs owned by the Company, are stated at cost. The cost of photographs includes original photography production costs and costs for the purchase of photograph collections. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
      Continued

      PROPERTY, PHOTOGRAPHS AND EQUIPMENT - Continued
      Maintenance and repairs are charged to operations as incurred. Additions and improvements are capitalized. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in other income from operations.

      NEW ACCOUNTING STANDARDS

      In July of 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 141 establishes accounting and reporting standards for business combinations, requiring future business combinations to be accounted for using the purchase method of accounting. The provision of this statement applies to all business combinations initiated after June 31, 2001. This statement also applies to all business combinations accounted for using the purchase method of accounting for which the date of acquisition is July 1, 2001 or later.

      SFAS No. 142 establishes accounting and reporting standards for goodwill and other intangible assets. With the adoption of this statement, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value based test. SFAS No. 142 has been adopted by the Company for the year beginning June 1, 2002.

      INCOME TAXES

      The Company provides for taxes on the basis of items included in the determination of income for financial reporting purposes regardless of when such items are reported for tax purposes. Deferred taxes result from temporary differences principally in the methods of accounting for compensated absences, allowance for doubtful accounts, depreciation and foreign tax credits.

      CASH AND CASH EQUIVALENTS

      For purposes of the statements of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

      USE OF ESTIMATES
      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

2.    GOODWILL AND OTHER INTANGIBLE ASSETS
      GOODWILL

      SUPERSTOCK CANADA, INC.
      On January 27, 1993, SSI acquired SuperStock Canada, Inc. ("SS Canada") in a business combination accounted for as a purchase. SS Canada is primarily engaged in the same business as SSI. The results of operations of SS Canada are included in the accompanying financial statements since the day of acquisition. The total cost of the acquisition was $168,305 plus liabilities assumed in excess of net book value of $122,558 which exceeded the fair value of the net assets of SS Canada by $279,096. The excess was being amortized on the straight-line method over twenty years but has ceased since implementation of SFAS 142. Amortization for the years ended May 31, 2003 and 2002 was $-0- and $13,955, respectively.

      SUPERSTOCK, LTD.
      The Company acquired 40% of the stock of a newly formed company, SuperStock, Ltd. in May 1995. During 1996, the Company suspended the equity method of accounting for its investment in SuperStock, Ltd. when the Company's share of losses equaled the carrying amount of the investment. In July 1996, the Company acquired the remaining 60% of the stock of SuperStock, Ltd. for $90,000 in a business combination accounted for as a purchase. At the time, the Company recognized previously suspended losses in excess of equity of $82,866. The $257,121 excess of the purchase price over the fair value of the net assets was being amortized over twenty years but has ceased since implementation of SFAS
      142. Amortization for the years ended May 31, 2003 and 2002 was $-0- and $12,856, respectively.

      SUPERSTOCK (HK) LTD.
      In April 1995, the Company acquired an 80% interest in SuperStock Hong Kong, Ltd. ("HK") by purchasing stock from HK's sole shareholder. HK is primarily engaged in the same business as SSI.

      In December 1996, the Company acquired the remaining 20% of the stock of HK for $15,000. The acquisition was recorded using the purchase method of accounting. The $38,241 excess of the purchase price over the fair value of the net assets is being amortized over twenty years. Amortization for each of the years ended May 31, 2003 and 2002 was $-0- and $1,912, respectively.

      HK's office was closed during the year ended May 31, 2002 and the remainder of the goodwill was written off as part of the equity loss from the subsidiary.

      OTHER INTANGIBLE ASSETS
      SUPERSTOCK ITALY, S.R.L.
      In June 1996, the Company formed SuperStock Italy, S.R.L. SuperStock Italy, S.R.L. purchased the mailing list from SSI's former Italian licensee. The original purchase price of the mailing list was $30,000 and is being amortized over five years. Amortization for the years ended May 31, 2003 and 2002 was $-0- and $750, respectively.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

2. GOODWILL AND OTHER INTANGIBLE ASSETS - Continued

      SUPERSTOCK, S.A.R.L.
      In January 1997, the Company established SuperStock, S.A.R.L. by forming a new corporation. SuperStock, S.A.R.L. purchased the mailing list from SSI's former French licensee. The original purchase price of the mailing list was $333,541 and is being amortized over five years. Amortization for each of the years ended May 31, 2003 and 2002 was $-0- and $38,913, respectively.

      As of May 31, 2003 and 2002, other intangible assets were amortized using the straight-line method and consisted of the following:


                                                                               May 31,             May 31,
      Intangible                                     Life                       2003                2002
      -------------------------------------------    ------------------    ----------------    ----------------
      Loan costs                                     3 to 10 years             $   120,151        $    102,396

      Mailing lists                                  5 years                             -             363,541
      Software                                       3 years                       140,775             124,085
                                                                           ----------------    ----------------
                                                                                   260,926             590,022
      Less accumulated amortization                                              (207,039)            (539,596)
                                                                           ----------------    ----------------
                                                                               $    53,887        $    50,426
                                                                           ================    ================

      Amortization expense for the years ended May 31, 2003 and 2002 was $30,984 and $90,442, respectively.

3.    PROPERTY, PHOTOGRAPHS AND EQUIPMENT
      Property, photographs and equipment consisted of the following at May 31:


                                                       Years               2003                    2002
                                                     -----------    -------------------    ---------------------

       Land                                              -                $    770,562           $     770,562
       Building                                          31                  5,314,386                5,314,386
       Furniture and equipment                          5-7                  3,730,133                4,015,115
       Photograph collections                             7                  7,581,404                7,581,404
                                                                    -------------------    ---------------------
                                                                            17,396,485               17,681,467
       Less accumulated depreciation                                       (10,197,784)              (9,135,607)
                                                                    -------------------    ---------------------
                                                                          $  7,198,701           $    8,545,860
                                                                    ===================    =====================


      Depreciation expense for the years ended May 31, 2003 and 2002 was $1,345,173 and $1,454,418, respectively. Substantially all of the above assets collateralize bank loans.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

4.    INVESTMENT IN SUBSIDIARIES

      SUPERSTOCK FOTO LIMITADA

      On February 15, 2002, the Company sold all of the common stock of Superstock Foto Limitada for cash and a note totaling $85,000. The transaction resulted in a gain of $5,000, which has been included in operations as of May 31, 2002. The Company's share of the losses of Superstock Foto Limitada for the years ending May 31, 2003 and 2002, through the date of sale, was $0 and $56,098, respectively, and is included in other (expense) income.

      SUPERSTOCK BILDAGENTUR GMBH

      As of April 30, 2003, the Company closed its office in Germany.

      SUPERSTOCK POLSKA SP. Z.O.O.

      On September 12, 2002, the Company sold all of the common stock of its subsidiary in Poland for $1. The Company's share of the (losses)/income of SuperStock Polska Sp. z.o.o. for the years ended May 31, 2003 and 2002, through the date of sale, was ($15,683) and $10,842, respectively, and is included in other (expense)income.

5.    NOTE PAYABLE - BANK CREDIT LINE

      The Company had a $2,000,000 revolving line of credit with a bank. The Company has entered into a forbearance agreement with the bank on this line of credit which expires August 29, 2003. Interest is payable monthly at the bank's prime rate plus 2.5%. The bank's obligation to make advances under this line of credit expired on May 15, 2002. The line of credit is guaranteed by the class A voting stockholders of the Company and is collateralized by substantially all assets of the Company. The Company is required to maintain a minimum tangible net worth of $5,122,000, a debt to tangible net worth ratio of not greater than 2.25 to 1, a debt to EBITDA ratio of not greater than 2.75 to 1, and fixed coverage charge ratio of at least 1.25 to 1. As of May 31, 2002, the Company was in default with respect to its covenants. As of May 31, 2003, the bank removed the covenant requirements.

      The amount available under the line of credit at May 31, 2003 and 2002 was $-0-.

      The total amount of interest expense related to this note payable and long term debt (see note 6) for the years ended May 31, 2003 and 2002 was $555,561 and $587,879, respectively.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

6.    LONG-TERM DEBT

      Long-term debt consisted of the following at May 31:

                                            2003                   2002
                                     -------------------    -------------------

Note payable bank (a)                       $ 4,650,960            $ 4,783,282


Note payable bank (b)                           178,125                534,375


Note payable ( c)                                 9,139                      -
                                     -------------------    -------------------
                                              4,838,224
                                                                     5,317,657
Less current portion                          (323,066)              (489,134)
                                     -------------------    -------------------
                                            $ 4,515,158            $ 4,828,523
                                     ===================    ===================

(a) The note payable to a bank is due in monthly installments of $44,648 including principal and interest with the remaining principal balance due October 2008. Interest on the note will be calculated based on an interest rate swap agreement. This agreement effectively fixes the interest rate on the loan at 8.42%. The note is collateralized by substantially all the assets of the Company.

(b) The note payable to a bank is due in monthly installments of $29,687 plus interest based on an interest rate swap agreement. This agreement effectively fixes the interest rate on the loan at 8.42%. The note is collateralized by substantially all the assets of the Company. See Note 14 for further discussion of the interest rate swap agreement.

(c) The note payable is due in monthly installments of $379 including principal and interest at 6.80%. The note is due August 2005 and is collateralized by an automobile.

         Maturities of long-term debt are as follows:

                                     May 31,
                                  ---------------
                                       2004                 $  323,066
                                       2005                    161,869
                                       2006                    172,871
                                       2007                    185,904
                                       2008                    201,457
                                    Thereafter               3,793,057
                                                      -----------------
                                                            $4,838,224
                                                      =================

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

7.    RELATED PARTY TRANSACTIONS

      Royalties incurred to related parties for the years ended May 31, 2003 and 2002 totaled $5,271 and $54,490, respectively. As of May 31, 2003 and 2002, royalties payable to related parties totaled to $727 and $18,499, respectively.

8.    REVENUES

      The Company's revenues from domestic and foreign sources for the years ended May 31, 2003 and 2002 are as follows:

                                    2003                     2002
                             --------------------    ---------------------
      Domestic revenues             $  6,264,256             $  6,742,602

      Foreign revenues                 3,519,569                4,808,191
                             --------------------    ---------------------
                                    $  9,783,825             $ 11,550,793
                             ====================    =====================


9.    PROFIT SHARING PLAN

      The Company has a profit sharing plan for all eligible officers and employees which provides that, at the option of the Board of Directors, an amount not to exceed that allowable as a deduction for income tax purposes under the Internal Revenue Code may be contributed to a profit sharing fund. The Company has made no contributions for the years ended May 31, 2003 and 2002, respectively.

10.   401(K) PLAN

      On June 1, 2000, the Company established a 401(k) plan. Full time employees hired prior to April 1, 2000 were eligible immediately. Future employees will be eligible upon completion of six months of service. The plan allows for employee contributions up to the limits allowed by the Internal Revenue Code. Employer matching contributions are discretionary. Employee contributions are vested 100% and employer contributions are vested ratably over 6 years. To receive an allocation of employer matching contributions, employees must have worked at least 1,000 hours during the Plan Year. For the years ended May 31, 2003 and May 31, 2002, the Company's contributions were $-0-.

11.   COMMITMENTS AND CONTINGENCIES

      LEASES
      The Company leases sales offices under noncancelable operating leases with monthly lease payments aggregating $13,877 in Canada, Spain, France, Italy and United Kingdom. The lease terms expire at various times through 2004.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

11.   COMMITMENTS AND CONTINGENCIES - Continued

      LEASES - Continued

      Rent expense for the years ended May 31, 2003 and 2002 amounted to $196,906 and $373,079, respectively. Approximate future minimum annual rental payments at May 31, 2003 are as follows:

                                       May 31,                 Facilities
                                  -------------------       -----------------
                                         2003                      $ 142,288

                                         2004                         22,693

                                         2005                              -

                                         2006                              -

                                         2007                              -

                                      Thereafter                           -
                                                            -----------------
                                                                   $ 164,981
                                                            =================

      LEGAL

      The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. The Company does not anticipate any material losses with respect to such claims and lawsuits pending at May 31, 2002 or 2003. Net income from settlements for the year ended May 31, 2003 was $220,000.

      STOCK PURCHASE

      During 1999, two stockholders of the Company entered into an agreement whereby one stockholder is required to purchase all of the non-voting common shares of the other ratably over a period of twenty years, beginning June 1999. The total purchase price is $2,500,000. Should the purchaser fail to perform under the terms of the agreement, the Company is required to purchase the stockholder's non-voting common shares under the same terms. As of May 31, 2003 and 2002, the purchaser has failed to perform. To date, no suit has been filed against the Company and the purchaser and seller are currently negotiating a settlement. The aggregate purchase price for the unpurchased stock is $375,000.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

12.   INCOME TAXES

      The use of different methods of accounting for compensated absences, allowance for doubtful accounts, foreign tax credits and differences in depreciation for financial accounting and income tax purposes are the principal sources of the temporary differences. The Company's total deferred tax asset, deferred tax liability and valuation allowance consisted of the following at May 31:

                                                    2003            2002
                                               --------------   --------------

Federal and state deferred tax assets:
      Allowance for doubtful accounts                $ 20,575         $ 20,575
      Employee benefits                                 7,758            8,240
      Contributions carryover                           2,525            2,525

      Capital loss carryover                          216,262                -
      State net operating loss carryforwards           80,151          143,146

      Foreign tax credit carryforward                       -          784,036
                                               --------------   --------------
                                                      327,271          958,522
Valuation allowance                                   (80,151)        (927,182)
                                               --------------   --------------
Net deferred tax asset                                247,120           31,340

Deferred federal and state tax liability:
         Depreciation                                (226,052)        (364,928)
                                               --------------   --------------
Net deferred tax liability                           $ 21,068      $  (333,588)
                                               ==============   ==============

      The valuation allowance was established since Management believes it is more likely than not that the entire noncurrent deferred tax asset will not be realized.

      As a result of income tax liabilities arising from amending prior years' tax returns, interest expense accrued and included in the accompanying financial statements for the years ending May 31, 2003 and 2002 was $153,479 and $-0-, respectively.


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

12.   INCOME TAXES - Continued
      The components of income tax (benefit) expense are:

                                                                                       2003                 2002
                                                                                  ----------------    ------------------

      Currently payable (receivable):                               Federal            $(122,644)            $(222,151)
                                                                    Foreign              458,620                 1,004

                                                                    State                    728                 1,959
                                                                                  ----------------    ------------------
                                                                                         336,704              (219,188)
                                                                                  ----------------    ------------------
      Deferred liability due to temporary differences:
                                                                    Federal             (431,480)              (67,436)

                                                                    State                      -                (3,006)
                                                                                  ----------------    ------------------
                                                                                        (431,480)              (70,442)
                                                                                  ----------------    ------------------

                                                                                       $ (94,776)            $(289,630)
                                                                                  ================    ==================


       A reconciliation of income tax expense (benefit) at the statutory rate to income tax expense at the Company's effective rate is as follows:
                                                                                         2003                 2002
                                                                                  ----------------    ------------------
               Computed tax at the expected statutory rate                              $      -            $     -

               State income tax - net of federal tax benefits                                728               1,959
               Foreign taxes of subsidiaries                                             458,620               1,004
                 Foreign tax credit valuation adjustment                                (415,730)           (334,103)
                 Other                                                                  (138,394)             41,510
                                                                                  ----------------    -----------------
                 Net income tax (benefit) expense                                       $(94,776)         $ (289,630)
                                                                                  ================    =================


13.   ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

      Following is an analysis of the changes in accumulated other comprehensive income (loss) from foreign currency translation:

                                                                                         2003                2002
                                                                                   -----------------    ---------------
                Balance - Beginning of year                                               $ 174,030          $(99,426)
                Aggregate adjustment from translation of
                     foreign currency accounts into U.S. dollars                            101,650            273,456
                                                                                   -----------------    ---------------
                Balance - End of year                                                     $ 275,680           $174,030
                                                                                   =================    ===============


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

14.   CREDIT RISK

      The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

      As discussed in Notes 1, 8 and 11, the Company does business on a worldwide basis. As of May 31, 2003, SSI had trade receivables due from non-U.S. licensees of $1,175,319.

      As discussed in Note 6, the Company has entered into interest rate swap agreements to reduce the impact of changes in interest rates on its variable-rate notes payable. The agreements change the interest rate on these notes to a fixed 8.42%. The Company is exposed to credit loss in the event of non-performance by the counter-party. However, the Company does not anticipate non-performance by the counter-party.

15.   GOING CONCERN

      As reflected in the accompanying financial statements, the Company incurred a net loss of $1,078,062 during the year ended May 31, 2003 and as of that date the Company's current liabilities exceeded its current assets by $962,610. This is the Company's fourth consecutive year of net operating losses. This has resulted in a decrease in stockholders' equity of $3,841,125 over the past four years and a default on debt covenants. As discussed in note 5, the bank has agreed to forbear on the revolving line of credit. The Company has also experienced declining revenues over the past three years from $19,275,387 for the year ended May 31, 2000 to $9,783,825 for the period ended May 31, 2003. These factors combined create an uncertainty as to the Company's ability to continue as a going concern.

      The Company developed a plan to reduce its liabilities and operating costs and increase its revenues. It has closed unprofitable foreign offices in Poland and Germany; and it has reduced dependence on catalogs and direct mail advertising by replacing them with more extensive internet marketing. Plans to increase revenue include expanding the royalty free product offering, implementing sales and customer relations training, seeking new sources of revenue by utilizing online "re-sellers" and other independent agencies and continuing overall product expansion. The ability of the Company to continue as a going concern is dependent upon the success of the plan. In addition, the Company is currently negotiating the sale of all its assets and capital stock to an outside party. As of the date of this report, a final purchase and sale agreement had not been executed. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

16.   RECLASSIFICATIONS

      Certain reclassifications have been made to the 2002 financial statements to conform to the classifications used in 2003. These reclassifications had no effect on net income.

17.   CORRECTION OF ERROR

      For the year ended May 31, 2002, the loss on disposition of subsidiaries was incorrectly stated. A loss was recorded on the Parent Company's financial statement and the common stock and additional paid in capital of the subsidiaries was recorded as other income in the Statement of Operations. The correct treatment is for the items to offset retained earnings directly. While this correction has no effect on the net loss recognized or the balance in retained earnings for the year ended May 31, 2002, the other (expense) income section of the Statement of Operations and the cash flows from operating and investing activities sections of the Statement of Cash Flows had to be restated to account for the correction.

18.   FOREIGN INCOME TAXES

      Income tax expense (see Note 12) includes a contingent liability as it relates to an income tax audit of the Company's subsidiary, SuperStock, S.A.R.L., of $462,904. The income tax audit is ongoing and management is in the process of providing additional documentation that should reduce the liability. Management believes the income tax liability will be substantially lower upon final resolution of the matter.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                             NINE MONTH PERIOD ENDED

                     FEBRUARY 29, 2004 AND FEBRUARY 28, 2003


                        SUPERSTOCK, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                     ASSETS

                                                                                February 29,             February 28,
                                                                             ------------------       ------------------
                                                                                   2004                     2003
                                                                             ------------------       ------------------
CURRENT ASSETS
       Cash                                                                      $   1,150,653            $   1,099,158
       Accounts receivable, less allowance for doubtful                              1,232,578                1,730,584
           accounts of $50,000 in 2004 and 2003
       Advances to stockholders and others                                               1,182                    5,672
       Unbilled catalog production costs                                                60,436                  122,304
       Prepaid expenses and other current assets                                        68,216                   70,964
       Deferred tax asset                                                              256,601                   31,340
       Refundable income taxes                                                               -                  109,323
                                                                             ------------------       ------------------
                                                                                     2,769,666                3,169,345
                                                                             ------------------       ------------------
PROPERTY,  PHOTOGRAPHS AND
       EQUIPMENT, net                                                                6,385,879                7,473,590
                                                                             ------------------       ------------------

OTHER ASSETS
       Note receivable                                                                  70,448                   78,796
       Goodwill, less accumulated amortization                                         330,977                  330,977
       Other intangible assets, less accumulated amortization                           40,953                   59,687
       Deposits and other                                                              221,018                  272,105
       Noncurrent deferred tax asset                                                   241,902                  927,182
       Deferred tax asset valuation allowance                                                -                (927,182)
                                                                             ------------------       ------------------
                                                                                       905,298                  741,565
                                                                             ------------------       ------------------

                                                                                 $  10,060,843            $  11,384,500
                                                                             ==================       ==================



                                           SUPERSTOCK, INC. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEETS
                                                      (UNAUDITED)
                                                      LIABILITIES


                                                           February 29,          February 28,
                                                         -----------------     -----------------
                                                               2004                  2003
                                                         -----------------     -----------------
CURRENT LIABILITIES
     Note payable - Bank credit line                        $   1,700,000        $    1,700,000
     Current portion of long-term debt                            153,593               409,443
     Accounts payable and accrued expenses                        489,985               850,944
     Withholding taxes payable                                    163,596               240,366
     Royalties payable to photographers                         1,047,678             1,174,882
                                                         -----------------     -----------------
                                                                3,554,852             4,375,635
                                                         -----------------     -----------------

DEFERRED TAX LIABILITY                                                  -                     -

LONG -TERM DEBT-Less current portion                            4,400,371             4,557,613
                                                         -----------------     -----------------
                                                                7,955,223             8,933,248
                                                         -----------------     -----------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Common stock, Class A - Voting
         $0.10 par value; 10,000 shares authorized,
         2,000 shares issued and outstanding                          200                   200
     Common stock, Class B - Nonvoting
         $0.10 par value; 100,000 shares authorized,
         63,656 shares issued and outstanding                       6,366                 6,366
     Additional paid-in capital                                    36,538                36,538
     Retained earnings                                          2,070,928             2,435,436
     Accumulated other comprehensive income                       (8,412)              (27,288)
                                                         -----------------     -----------------
                                                                2,105,620             2,451,252
                                                         -----------------     -----------------

                                                            $   10,060,843        $  11,384,500
                                                         =================     =================


                        SUPERSTOCK, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (UNAUDITED)

                                                Nine Months Period Ended
                                            February 29,          February 28,
                                           -----------------------------------
                                               2004                   2003
                                           ------------           ------------
REVENUES
        Stock photography                     6,637,643              7,254,691
        Catalog sales                            31,637                 25,117
                                           ------------           ------------
                                              6,669,280              7,279,808
                                           ------------           ------------
DIRECT COSTS
        Royalties                             1,720,790              1,794,422
        Catalog costs                            31,281                 66,120
                                           ------------           ------------
                                              1,752,071              1,860,542
                                           ------------           ------------

GROSS PROFIT                                  4,917,209              5,419,266

SELLING, GENERAL AND
        ADMINISTRATIVE EXPENSES               4,878,965              5,620,118
                                           ------------           ------------

OPERATING LOSS                                 (38,244)              (200,852)

OTHER (EXPENSE) INCOME
        Interest expense                       565,768                 439,404
        Other, net                             162,901                 100,443
                                           ------------           ------------
                                               728,669                 539,847
                                           ------------           ------------

LOSS BEFORE BENEFIT FOR
        INCOME TAXES                          (690,425)               (740,699)


BENEFIT FOR INCOME TAXES                       (85,726)                  4,457
                                           ------------           ------------

NET LOSS FROM CONTINUING OPERATIONS           (604,699)               (745,156)
                                           ------------           ------------

DISCONTINUED OPERATIONS                        550,932                 (97,006)
                                           ------------           ------------

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments            -                        -


COMPREHENSIVE LOSS                             (53,767)               (842,162)
                                           ============           ============

                        SUPERSTOCK, INC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                      Nine Months Ended

                                                   February 29  February 28
                                                    ----------    ----------
                                                      2004          2003
                                                    ----------    ----------
CASH FLOW FROM OPERATING ACTIVITIES

        Net Income                                  $  (53,769)  $  (842,161)
      Adjustment for non-cash items:
          Depreciation & Amortization                  872,069     1,091,517
          Loss/(gain) on sales of property              23,501        63,089
          Deferred taxes (benefit)/expense            (224,124)      255,688
      Changes in Operating Asset and Liabilities:
          Accounts receivable                          306,086     1,060,518

          Advances to shareholders & other               6,485           253

          Unbilled catalog production                   63,808       (81,054)

          Prepaid exp & other current assets            40,480        (7,267)
          Payables                                  (1,024,734)     (712,325)
                                                    ----------    ----------

        Net cash provided by operating activities        9,801       828,258
                                                    ----------    ----------

CASH FLOW FROM INVESTING ACTIVITIES
 Changes in Operating Asset and Liabilities:

         Deposits & other                                  685        (3,986)

         Notes receivable                                6,087           151

         Purchase of intangible assets                 (17,460)      (31,619)

         Furniture & equipment                          12,093       (21,466)

         Photo/computer equipment                      (20,897)      (46,474)
                                                    ----------    ----------

       Net cash used in investing activities           (19,492)     (103,394)
                                                    ----------    ----------

CASH FLOW FROM FINANCING ACTIVITIES
        Principal payment of long-term debt           (284,260)     (350,601)
                                                    ----------    ----------

        Net cash provided by/(used in) financing      (284,260)     (350,601)
                                                    ----------    ----------

       Effect of cumulative translation adjustment     (67,149)       67,138
                                                    ----------    ----------

NET INCREASE/(DECREASE) IN CASH                       (361,099)      441,401

CASH - BEGINNING OF PERIOD                           1,511,752       657,757
                                                    ----------    ----------

CASH - END OF PERIOD                                $1,150,653    $1,099,158
                                                    ==========    ==========

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BUSINESS

      SuperStock, Inc. and subsidiaries ("The Company") produces and acquires stock photography for worldwide distribution to advertisers and publishers through license and sublicense agreements.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of SuperStock, Inc. ("SSI"), and its subsidiaries, collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated. SSI's wholly-owned subsidiaries consist of the following:


                                                                                    Percentage Ownership
                                                                            --------------------------------------
                                                                              February 29          February 28
                      Subsidiary                         Country                  2004                 2003
        ---------------------------------------    ---------------------    -----------------    -----------------

        SuperStock Canada, Inc                     Canada                         100%                 100%

        SuperStock, Ltd.                           United Kingdom                 100%                 100%

        SuperStock, S.L.                           Spain                           -                   100%

        SuperStock (HK) Ltd.                       Hong Kong                       -                    -

        SuperStock Italy, S.R.L.                   Italy                          100%                 100%

        SuperStock, S.A.R.L.                       France                          -                   100%

        SuperStock Bildagenture GMBH               Germany                         -                    -

        SuperStock Polska Sp. Z.o.o                Poland                          -                    -


      REVENUE RECOGNITION

      Licensing revenues are recognized when the Company is notified by its clients of the intended use of the reproduction or as of the date the Company's licensees invoice their client. Revenues from catalog sales are recognized when the product is shipped.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


      NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      PROPERTY, PHOTOGRAPHS AND EQUIPMENT - Continued

      Maintenance and repairs are charged to operations as incurred. Additions and improvements are capitalized. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in other income from operations.

      NEW ACCOUNTING STANDARDS

      In May 2003, Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within SFAS No. 150's scope as a liability (or an asset in some circumstances) because the financial instrument embodies an obligation of the issuer. The Company believes that the adoption of SFAS No. 150 will not have a significant impact on its results of operations or financial position.

      INCOME TAXES

      The Company provides for taxes on the basis of items included in the determination of income for financial reporting purposes regardless of when such items are reported for tax purposes. Deferred taxes result from temporary differences principally in the methods of accounting for compensated absences, allowance for doubtful accounts, depreciation and foreign tax credits.

      USE OF ESTIMATES

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

2.    GOODWILL AND OTHER INTANGIBLE ASSETS
      GOODWILL

      SUPERSTOCK CANADA, INC.
      On January 27, 1993, SSI acquired SuperStock Canada, Inc. ("SS Canada") in a business combination accounted for as a purchase. SS Canada is primarily engaged in the same business as SSI. The results of operations of SS Canada are included in the accompanying financial statements since the day of acquisition. The total cost of the acquisition was $168,305 plus liabilities assumed in excess of net book value of $122,558 which exceeded the fair value of the net assets of SS Canada by $279,096. The excess was being amortized on the straight-line method over twenty years but has ceased since implementation of SFAS 142. Amortization for the period ended February 29, 2004 and February 28, 2003 was $-0- and $-0-, respectively.

      SUPERSTOCK, LTD.
      The Company acquired 40% of the stock of a newly formed company, SuperStock, Ltd. in May 1995. During 1996, the Company suspended the equity method of accounting for its investment in SuperStock, Ltd. when the Company's share of losses equaled the carrying amount of the investment. In July 1996, the Company acquired the remaining 60% of the stock of SuperStock, Ltd. for $90,000 in a business combination accounted for as a purchase. At the time, the Company recognized previously suspended losses in excess of equity of $82,866. The $257,121 excess of the purchase price over the fair value of the net assets was being amortized over twenty years but has ceased since implementation of SFAS
      142. Amortization for the period ended February 29, 2004 and February 28, 2003 was $-0- and $-0-, respectively.

      SUPERSTOCK (HK) LTD.
      In April 1995, the Company acquired an 80% interest in SuperStock Hong Kong, Ltd. ("HK") by purchasing stock from HK's sole shareholder. HK is primarily engaged in the same business as SSI.

      In December 1996, the Company acquired the remaining 20% of the stock of HK for $15,000. The acquisition was recorded using the purchase method of accounting. The $38,241 excess of the purchase price over the fair value of the net assets is being amortized over twenty years. Amortization for each of the years ended May 31, 2003 and 2002 was $-0- and $1,912, respectively.

      HK's office was closed during the year ended May 31, 2002 and the remainder of the goodwill was written off as part of the equity loss from the subsidiary.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

      OTHER INTANGIBLE ASSETS

      SUPERSTOCK, S.A.R.L.
      In January 1997, the Company established SuperStock, S.A.R.L. by forming a new corporation. SuperStock, S.A.R.L. purchased the mailing list from SSI's former French licensee. The original purchase price of the mailing list was $333,541 and is being amortized over five years. Amortization for the period ended February 29, 2004 and February 28, 2003 was $-0- and $-0-, respectively.

      As of February 29, 2004 and February 28, 2003, other intangible assets were amortized using the straight-line method and consisted of the following:


                                         Years                   2004                    2003
                                    -----------------     --------------------    --------------------


 Land                                                            $    770,562           $     770,562


 Building                                  31                       5,314,386               5,314,386


 Furniture and equipment                  5-7                       3,700,377               3,724,297


 Photograph collections                    7                        7,581,404               7,581,404
                                                          --------------------    --------------------
                                                                   17,366,729              17,390,649

 Less accumulated amortization                                    (10,980,850)             (9,917,059)
                                                          --------------------    --------------------

                                                                 $  6,385,879          $    7,473,590
                                                          ====================    ====================

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

3.  DISCOUNTED OPERATIONS

      SUPERSTOCK BILDAGENTUR GMBH

      As of April 30, 2003, the Company closed its office in Germany.

      SUPERSTOCK POLSKA SP. Z.O.O.

      On September 12, 2002, the Company sold all of the common stock of its subsidiary in Poland for $1.

      SUPERSTOCK , S.A.R.L.

      As of January 31, 2004, the Company closed its office in France.

      SUPERSTOCK , S.L.

      As of February 29, 2004, the Company closed its office in Spain.

      Included in the income from discontinued operations in the Nine Months ended February 29, 2004, is the reversal of $382,000 of a previously assessed tax liability which was reassessed upon audit.

4.    NOTE PAYABLE - BANK CREDIT LINE

      The Company had a $2,000,000 revolving line of credit with a bank. The Company has entered into a forbearance agreement with the bank on this line of credit which expires August 29, 2003. Interest is payable monthly at the bank's prime rate plus 2.5%. The bank's obligation to make advances under this line of credit expired on May 15, 2002. The line of credit is guaranteed by the class A voting stockholders of the Company and is collateralized by substantially all assets of the Company. The Company is required to maintain a minimum tangible net worth of $5,122,000, a debt to tangible net worth ratio of not greater than 2.25 to 1, a debt to EBITDA ratio of not greater than 2.75 to 1, and fixed coverage charge ratio of at least 1.25 to 1. As of May 31, 2002, the Company was in default with respect to its covenants. As of May 31, 2003, the bank removed the covenant requirements.

      The amount available under the line of credit at February 29, 2004 and February 28, 2003 was $-0- and $-0-, respectively.

      Subsequent Event: As of February 29, 2004, a21, Inc. ("a21") completed the acquisition of SuperStock, Inc. ("SuperStock"). In addition, a21 repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

5.    RELATED PARTY TRANSACTIONS

      Royalties incurred to related parties for the period ended February 29, 2004 and February 28, 2003.totaled $19,888 and $23,687, respectively. As of period ended February 29, 2004 and February 28, 2003, royalties payable to related parties totaled to $8,370 and $13,890, respectively.

6.    REVENUES
      The Company's revenues from domestic and foreign sources for period ended February 29, 2004 and February 28, 2003:

                                          2004                   2003
                                  ---------------------   --------------------


      Domestic revenue                 $     4,455,775         $    4,691,982

      Foreign revenue                        2,213,505              2,759,627

                                  ---------------------   --------------------
                                       $     6,669,280         $    7,451,606
                                  =====================   ====================

7.    COMMITMENTS AND CONTINGENCIES

      LEGAL

      The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. The Company does not anticipate any material losses with respect to such claims and lawsuits pending at period ended February 29, 2004 and February 28, 2003.

      STOCK PURCHASE

      During 1999, two stockholders of the Company entered into an agreement whereby one stockholder is required to purchase all of the non-voting common shares of the other ratably over a period of twenty years, beginning June 1999. The total purchase price is $2,500,000. Should the purchaser fail to perform under the terms of the agreement, the Company is required to purchase the stockholder's non-voting common shares under the same terms. As of May 31, 2003 and 2002, the purchaser has failed to perform. To date, no suit has been filed against the Company and the purchaser and seller are currently negotiating a settlement. The aggregate purchase price for the unpurchased stock is $375,000.

      Subsequent Event: As of February 29, 2004, a21, Inc. ("a21") completed the acquisition of SuperStock, Inc. ("SuperStock"). In addition, a21 repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility.

                        SUPERSTOCK, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS

8.    GOING CONCERN

      As reflected in the accompanying financial statements, the Company incurred a net loss of $53,767 during the period ending February 29, 2004 and as of that date the Company's current liabilities exceeded its current assets by $785,186. The Company had had four consecutive years of net operating losses. This has resulted in a decrease in stockholders' equity of over the past four years and a default on debt covenants. These factors combined create an uncertainty as to the Company's ability to continue as a going concern.

      The Company developed a plan to reduce its liabilities and operating costs and increase its revenues. It has closed unprofitable foreign offices in Poland, Germany, Spain and France; and it has reduced dependence on catalogs and direct mail advertising by replacing them with more extensive internet marketing. Plans to increase revenue include expanding the royalty free product offering, implementing sales and customer relations training, seeking new sources of revenue by utilizing online "re-sellers" and other independent agencies and continuing overall product expansion. The ability of the Company to continue as a going concern is dependent upon the success of the plan. In addition, the Company is currently negotiating the sale of all its assets and capital stock to an outside party. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

      Subsequent Event: As of February 29, 2004, a21, Inc. ("a21") completed the acquisition of SuperStock, Inc. ("SuperStock". In addition, a21 repaid a $1,700,000 credit facility of SuperStock and paid down $500,000 of a note secured by a first mortgage on the SuperStock Facility.

9.    CORRECTION OF ERROR

      For the year ended May 31, 2002, the loss on disposition of subsidiaries was incorrectly stated. A loss was recorded on the Parent Company's financial statement and the common stock and additional paid in capital of the subsidiaries was recorded as other income in the Statement of Operations. The correct treatment is for the items to offset retained earnings directly. While this correction has no effect on the net loss recognized or the balance in retained earnings for the year ended May 31, 2002, the other (expense) income section of the Statement of Operations and the cash flows from operating and investing activities sections of the Statement of Cash Flows had to be restated to account for the correction.

10.   FOREIGN INCOME TAXES

      Income tax expense includes a contingent liability as it relates to an income tax audit of the Company's subsidiary, SuperStock, S.A.R.L., of $462,904. The income tax audit is ongoing and management is in the process of providing additional documentation that should reduce the liability. Management believes the income tax liability will be substantially lower upon final resolution of the matter.

      Subsequent Event: As of February 29, 2004, the income tax audit was competed and yielded a total liability of $80,765.